Exhibit 99.1

AGREEMENT BY AND BETWEEN

Beach First National Bank

Myrtle Beach, SC

and

The Comptroller of the Currency

Beach First National Bank, Myrtle Beach, SC (“Bank”) and the Comptroller of the Currency of the United States of America (“Comptroller”) wish to protect the interests of the depositors, other customers, and shareholders of the Bank, and, toward that end, wish the Bank to operate safely and soundly and in accordance with all applicable laws, rules and regulations.

The Comptroller, through his National Bank Examiner, has examined the Bank, and his findings are contained in the Report of Examination (“ROE”) for the examination that commenced on January 21, 2008.

In consideration of the above premises, it is agreed, between the Bank, by and through its duly elected and acting Board of Directors (“Board”), and the Comptroller, through his authorized representative, that the Bank shall operate at all times in compliance with the articles of this Agreement.

ARTICLE I

JURISDICTION

(1)                                  This Agreement shall be construed to be a “written agreement entered into with the agency” within the meaning of 12 U.S.C. § 1818(b)(1).

(2)                                  This Agreement shall be construed to be a “written agreement between such depository institution and such agency” within the meaning of 12 U.S.C. § 1818(e)(1) and 12 U.S.C. § 1818(i)(2).

(3)                                  This Agreement shall be construed to be a “formal written agreement” within the meaning of 12 C.F.R. § 5.51(c)(6)(ii).  See 12 U.S.C. § 1831i.

(4)                                  This Agreement shall be construed to be a “written agreement” within the meaning of 12 U.S.C. § 1818(u)(1)(A).

(5)                                  All reports or plans which the Bank or Board has agreed to submit to the Assistant Deputy Comptroller pursuant to this Agreement shall be forwarded to the:

Assistant Deputy Comptroller

Carolinas Field Office

212 South Tryon Street, Suite 700

Charlotte, NC 28281

ARTICLE II

COMPLIANCE COMMITTEE

(1)                                  Within fifteen (15) days of the date of this Agreement, the Board shall appoint a Compliance Committee of at least five (5) directors, of which no more than one (1) shall be an employee or controlling shareholder of the Bank or any of its affiliates (as the term “affiliate” is defined in 12 U.S.C § 371c(b)(1)), or a family member of any such person.  Upon appointment, the names of the members of the Compliance Committee and, in the event of a change of the membership, the name of any new member shall be submitted in writing to the Assistant Deputy Comptroller.  The Compliance Committee shall be responsible for monitoring and coordinating the Bank’s adherence to the provisions of this Agreement.

(2)                                  The Compliance Committee shall meet at least monthly.

(3)                                  Within thirty (30) days of the date of this Agreement and quarterly thereafter, the Compliance Committee shall submit a written progress report to the Board setting forth in detail:

(a)                                  a description of the action needed to achieve full compliance with each Article of this Agreement;

(b)                                 actions taken to comply with each Article of this Agreement; and

(c)                                  the results and status of those actions.

(4)                                  The Board shall forward a copy of the Compliance Committee’s report, with any additional comments by the Board, to the Assistant Deputy Comptroller within ten (10) days of receiving such report.

ARTICLE III

BOARD OVERSIGHT, MANAGEMENT AND STAFFING

(1)                                  Within sixty (60) days, the Compliance Committee shall complete a review of current management and Board supervision presently being provided to the Bank, the Bank’s management structure, and its staffing requirements in light of the Bank’s present condition.  The findings and recommendations of the Compliance Committee shall be set forth in a written report to the Board.  At a minimum, the report shall contain:

(a)                                  detailed written job descriptions for all executive officers;

(b)                                 an evaluation of each executive officer’s duties and capacity to effectively carry out such duties;

(c)                                  an evaluation of current lines of authority, reporting responsibilities and delegation of duties for all officers, including identification of any overlapping duties or responsibilities;

(d)                                 an assessment of the Board’s strengths and weaknesses along with a director education program designed to strengthen identified weaknesses;

(e)                                  an assessment of whether Board members are receiving adequate information on the operation of the Bank to enable them to fulfill their fiduciary responsibilities and other responsibilities under law;

(f)                                    recommendations to expand the scope, frequency and sufficiency of information provided to the Board by management;

(g)                                 an evaluation of the extent of responsibility of current management and/or the Board for present weaknesses in the Bank’s condition;

(h)                                 comparison of the current staff’s skills and expertise to the skills and expertise necessary for the Bank operations; and

(i)                                     recommendations to correct or eliminate any other deficiencies in the supervision or organizational structure of the Bank.

(2)                                  Copies of the Board’s written plan and the Compliance Committee’s study shall be forwarded to the Assistant Deputy Comptroller.  The Assistant Deputy Comptroller shall retain the right to determine the adequacy of the report and its compliance with the terms of this Agreement.  In the event the written plan, or any portion thereof, is not implemented, the Board shall immediately advise the Assistant Deputy Comptroller, in writing, of specific reasons for deviating from the plan.

ARTICLE IV

LOAN UNDERWRITING STANDARDS

(1)                                  Effective immediately, the Board shall ensure all new and renewed extensions of credit are properly underwritten and comply with the bank’s internal lending policies and procedures.  The institution must immediately establish and maintain prudent credit underwriting standards that:

(a)                                  Are commensurate with the types of loans the institution will make and consider the terms and conditions under which they will be made;

(b)                                 Consider the nature of the markets in which loans will be made;

(c)                                  Provide for consideration, prior to credit commitment, the borrower’s overall financial condition and resources, the financial responsibility of any guarantor, the nature and value of any underlying collateral, and the borrower’s character and willingness to repay as agreed;

(d)                                 Establish a system of independent ongoing credit review and appropriate communication to management and the Board of Directors;

(e)                                  Take adequate account of concentration of credit risk; and

(f)                                    Are appropriate to the size of the institution and the nature and scope of its activities.

(2)                                  Prior to funding, the Board shall ensure that each extension of credit properly maintains, at a minimum, the following documentation standards:

(a)                                  Financial information including:  current and historical balance sheet and income data, balance sheet, income, and cash flow projections, when appropriate, and comparative industry data when appropriate.

(b)                                 Financial analysis, including repayment capacity and a global analysis when appropriate.

(c)                                  Collateral identification, analysis, and an appropriate valuation.

(d)                                 Guarantor support and related financial information.

(e)                                  Summary of borrower and affiliated credit relationships.

(f)                                    Loan terms, including tenor and repayment structure.

(g)                                 Pricing information.

(h)                                 Covenants and requirements for future submission of financial data.

(i)                                     Exceptions to policy and underwriting guidelines and mitigants.

(j)                                     Recommended risk rating.

ARTICLE V

STRATEGIC PLAN

(1)                                  Within ninety (90) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written strategic plan for the Bank covering at least a three-year period.  The strategic plan shall establish objectives for the Bank’s overall risk profile, earnings performance, growth, balance sheet mix, off-balance sheet activities, liability structure, capital adequacy, reduction in the volume of nonperforming assets, product line development and market segments that the Bank intends to promote or develop, together with strategies to achieve those objectives and, at a minimum, include:

(a)                                  a mission statement that forms the framework for the establishment of strategic goals and objectives;

(b)                                 an assessment of the Bank’s present and future operating environment;

(c)                                  the development of strategic goals and objectives to be accomplished over the short and long term;

(d)                                 an identification of the Bank’s present and future product lines (assets and liabilities) that will be utilized to accomplish the strategic goals and objectives established in (1)(c) of this Article;

(e)                                  an evaluation of the Bank’s internal operations, staffing requirements, board and management information systems and policies and procedures for their adequacy and contribution to the accomplishment of the goals and objectives developed under (1)(c) of this Article;

(f)                                    a management employment and succession program to promote the retention and continuity of capable management;

(g)                                 product line development and market segments that the Bank intends to promote or develop;

(h)                                 an action plan to improve bank earnings and accomplish identified strategic goals and objectives, including individual responsibilities, accountability and specific time frames;

(i)                                     a financial forecast to include projections for major balance sheet and income statement accounts and desired financial ratios over the period covered by the strategic plan;

(j)                                     control systems to mitigate risks associated with planned new products, growth, or any proposed changes in the Bank’s operating environment;

(k)                                  specific plans to establish responsibilities and accountability for the strategic planning process, new products, growth goals, or proposed changes in the Bank’s operating environment; and

(l)                                     systems to monitor the Bank’s progress in meeting the plan’s goals and objectives.

(2)                                  Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a three year capital program.  The program shall include:

(a)                                  projections for growth and capital requirements based upon a detailed analysis of the Bank’s assets, liabilities, earnings, fixed assets, and off-balance sheet activities;

(b)                                 projections of the sources and timing of additional capital to meet the Bank’s current and future needs;

(c)                                  the primary source(s) from which the Bank will strengthen its capital structure to meet the Bank’s needs;

(d)                                 contingency plans that identify alternative methods should the primary source(s) under (d) above not be available; and

(e)                                  a dividend policy that permits the declaration of a dividend only:

(i)                                     when the Bank is in compliance with its approved capital program; and

(ii)                                  when the Bank is in compliance with 12 U.S.C. §§ 56 and 60.

(3)                                  Upon adoption, a copy of the plan shall be forwarded to the Assistant Deputy Comptroller for review and prior written determination of no supervisor objection.  Upon receiving a determination of no supervisory objection from the Assistant Deputy Comptroller, the Bank shall implement and adhere to the strategic and capital plans.

ARTICLE VI

CREDIT RISK MANAGEMENT

(1)           Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program to reduce the high level of credit risk in the Bank. The program shall include, but not be limited to:

(a)                                  procedures to ensure satisfactory and perfected collateral documentation;

(b)                                 procedures to ensure that extensions of credit are granted, by renewal, additional funds requests, or otherwise, to a borrower only after obtaining and analyzing current and satisfactory credit information, documenting the specific reason or purpose for the extension of credit, identifying the source of repayment in writing, and supporting valuation of collateral;

(c)                                  procedures to ensure conformance with loan approval requirements;

(d)                                 a system to track and analyze exceptions;

(e)                                  procedures determining when a phase one environmental assessment is required;

(f)                                    revision and development of the Bank’s procedures to improve the ALLL, including the use of external factors that could impact the Allowance, documentation of impairment evaluation process consistent with FAS 114, identification of FAS 114 loans, and conformance with FAS 5;

(g)                                 establishment of a policy requiring review, independent of the lender, of all appraisals to include analysis commensurate with the type, size and complexity of the property being appraised, prior to funding;

(h)                                 ensuring the staff level is commensurate with the volume of real estate related loans, and that staff has adequate resources, time and training to complete thorough appraisal review;

(i)                                     procedures to track and analyze concentrations of credit, significant economic factors, and general conditions and their impact on the credit quality of the Bank’s loan and lease portfolios.

(j)                                     establish loan officer accountability for failure to timely risk rate loans and recognize nonaccrual loans under their respective supervision; and

(k)                                  performance of real estate market analysis on at least a quarterly basis.

(2)           Within ninety (90) days, the Board shall develop, implement, and thereafter ensure Bank adherence to systems which provide for effective monitoring of:

(a)                                  early problem loan identification to assure the timely identification and rating of loans and leases based on lending officer submissions;

(b)                                 previously charged-off assets and their recovery potential;

(c)                                  compliance with the Bank’s lending policies and laws, rules, and regulations pertaining to the Bank’s lending function;

(3)           Beginning September 30, 2008, on a quarterly basis management will provide the Board with written reports including, at a minimum, the following information:

(a)                                  the identification, type, rating, and amount of problem loans and leases;

(b)                                 the identification and amount of delinquent loans and leases;

(c)                                  credit and collateral documentation exceptions;

(d)                                 the identification and status of credit related violations of law, rule or regulation;

(e)                                  the identity of the loan officer who originated each loan reported in accordance with subparagraphs (a) through (d) of this Article and Paragraph;

(f)                                    an analysis of concentrations of credit, significant economic factors, and general conditions and their impact on the credit quality of the Bank’s loan and lease portfolios;

(g)                                 the identification and amount of loans and leases to executive officers, directors, principal shareholders (and their related interests) of the Bank; and

(h)                                 the identification of loans and leases not in conformance with the Bank’s lending and leasing policies, and exceptions to the Bank’s lending and leasing policies.

(4)           The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program and systems developed pursuant to this Article.

(5)           Upon completion, a copy of the program shall be forwarded to the Assistant Deputy Comptroller.

ARTICLE VII

LIQUIDITY

(1)           The Board shall immediately increase the liquidity of the Bank to a level that is sufficient to sustain the Bank’s current operations and to withstand any anticipated or extraordinary demand against its funding base. Such actions may include, but are not necessarily limited to:

(a)                                  selling assets;

(b)                                 obtaining lines of credit from the Federal Reserve Bank;

(c)                                  obtaining lines of credit from correspondent banks;

(d)                                 recovering charged-off assets; and

(e)                                  injecting additional equity capital.

(2)           The Board shall review the Bank’s liquidity on a monthly basis. Such reviews shall consider:

(a)                                  a maturity schedule of certificates of deposit, including large uninsured deposits;

(b)                                 the volatility of demand deposits including escrow deposits;

(c)                                  the amount and type of loan commitments and standby letters of credit;

(d)                                 an analysis of the continuing availability and volatility of present funding sources;

(e)                                  an analysis of the impact of decreased cash flow from the Bank’s loan portfolio resulting from delinquent and non-performing loans;

(f)                                    an analysis of the impact of decreased cash flow from the sale of loans or loan participations; and

(g)                                 geographic disbursement of and risk from brokered deposits.

(3)           Notwithstanding paragraphs 1 and 2, the bank shall not exceed the level of brokered deposits, as measured by the bank’s ratio of total brokered deposits to total liabilities, on the effective date of this Agreement, without obtaining the prior written determination of no supervisory objection from the Assistant Deputy Comptroller. “Brokered deposit” shall have the meaning set fort in 12 C.F.R. § 337.6(a)(2). The limitation of this paragraph shall include the acquisition of Brokered Deposits through any transfer, purchase, or sale of assets, including Federal funds transactions.

(4)           The Board shall take appropriate action to ensure adequate sources of liquidity in relation to the Bank’s needs. Monthly reports shall set forth liquidity requirements and sources and establish a contingency plan. Copies of these reports shall be forwarded to the Assistant Deputy Comptroller in the Bank’s quarterly report.

ARTICLE VIII

INTEREST RATE RISK POLICY

(1)           Within ninety (90) days, the Board shall adopt, implement, and thereafter ensure Bank adherence to a written interest rate risk policy. In formulating this policy, the Board shall refer to the “Interest Rate Risk” booklet of the Comptroller’s Handbook. The policy shall provide for a coordinated interest rate risk strategy and, at a minimum, address:

(a)                                  the establishment of adequate management reports on which to base sound interest rate risk management decisions;

(b)                                 establishment and guidance of the Bank’s strategic direction and tolerance for interest rate risk;

(c)                                  implementation of effective tools to measure and monitor the Bank’s performance and overall interest rate risk profile;

(d)                                 employment of competent personnel to manage interest rate risk;

(e)                                  prudent limits on the nature and amount of interest rate risk that can be taken; and

(f)                                    periodic review of the Bank’s adherence to the policy.

(2)           Upon adoption, a copy of the written policy shall be forwarded to the Assistant Deputy Comptroller for review.

(3)           The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the policy developed pursuant to this Article.

ARTICLE IX

INFORMATION TECHNOLOGY

(1)           The Board shall immediately take all steps necessary to improve the management of the Bank’s Information Technology (“IT”) activities and to correct each deficiency cited in the Report of Examination (“ROE”) or any supervisory communication.

(2)           Within sixty (60) days, the Board shall develop, implement, and thereafter adhere to a written, well-documented, risk-based, internal information technology audit program. At a minimum, the IT audit program shall be performed by an independent and qualified party, and shall include fundamental elements of a sound audit program as described in the “Audit” booklet of the FFIEC Information Technology Examination Handbook. The scope and frequency should be risk-based and reviewed annually by the Board.

(3)           Within sixty (60) days, the Board shall develop, implement, and thereafter ensure adherence to a comprehensive, written information security program to ensure the safety and soundness of its operations and to support the Bank’s efforts to comply with 12 C.F.R. Part 30, Appendix B, Safeguarding Customer Information. The information security program shall include administrative, technical, and physical safeguards to protect the security, confidentiality, and integrity of customer information. The information security program shall be consistent with the security process described in the “Information Security” booklet of the FFIEC Information Technology Examination Handbook. At a minimum, the information security program shall include:

(a)	a corporate-wide assessment of the risks to its customer information or customer information systems and a written report evidencing such assessment. The assessment shall include:

(i)

the identification of reasonably foreseeable internal and external threats that could result in unauthorized disclosure, misuse, alteration, or destruction of customer information or customer information systems;

	(ii)	an assessment of the likelihood and potential damage of these threats, taking into consideration the sensitivity of customer information; and

	(iii)	an assessment of the sufficiency of policies, procedures, customer information systems, and other arrangements in place to control risks.

(b)	a process to monitor and control the identified risks, commensurate with the sensitivity of the information as well as the complexity and scope of bank activities;

(c)

a test plan that provides for regular testing of key controls, systems and procedures of its information security program. The frequency and nature of such tests shall be determined by the risk assessment. Such tests shall be conducted or reviewed by independent third parties or staff independent of those who develop or maintain the information security program.

(4)           Within sixty (60) days, the Board shall develop and implement a formal enterprise-wide business continuity process that complies with the requirements set forth in the “Business Continuity Planning” booklet of the FFIEC Information Technology Examination Handbook. At a minimum, the business continuity process shall include:

(a)	a business impact analysis that includes:

	(i)	the identification of the potential impact of uncontrolled, non-specific events on the institution’s business processes and its customers; and

	(ii)	an estimation of the maximum downtime and acceptable levels of data, operations, and financial losses for each business unit.

(b)	a risk assessment process that includes:

	(i)	the prioritization of potential business disruptions based upon severity and likelihood of occurrence;

	(ii)	a gap analysis comparing the institution’s existing business resumption plans, if any, to what is necessary to achieve recovery time and point objectives; and

	(iii)	an analysis of threats based upon the impact on the institution, its customers, and the financial markets.

(c)	a risk management process that includes the development of a written, enterprise-wide business continuity plan (BCP); and

(d)	a risk monitoring process that includes:

	(i)	testing of the BCP on at least an annual basis;

	(ii)	independent audit and review of the BCP; and

(iii)          updating the BCP based upon changes to personnel and the internal and external environments.

(5)           The Board shall provide a quarterly written progress report on each of the requirements of this Article to the Assistant Deputy Comptroller.

(6)           The Board shall ensure that the Data Center has processes, personnel and control systems sufficient to ensure implementation of and adherence to the procedures and programs developed pursuant to this Article.

ARTICLE X

MANAGEMENT INFORMATION SYSTEMS

(1)           Within sixty (60) days, the Board shall develop, implement, and thereafter ensure Bank adherence to a written program establishing an effective management information system (MIS) which facilitates risk identification, establishes controls, and delivers accurate information for timely review.  In so doing, the Board shall identify the Bank’s specific information requirements and establish effective reporting mechanisms to guide decisions.  The program shall include procedures for:

(a)	expediting the timely delivery of current information;

(b)	establishing controls to ensure the accuracy and confidentiality of information;

(c)	ensuring that data are processed and compiled uniformly to facilitate meaningful trend analysis, and provide for future systems changes;

(d)	producing complete and relevant information in a summarized form, for Board and management reports, to permit effective decision making;

(e)	identifying, recording, and tracking missing, incomplete, or imperfect loan and collateral documentation, including lacking or outdated appraisals and operating statements on real estate projects;

(f)	generating periodic reports, on at least a monthly basis which identify emerging problem loans, identified problem loans, Other Real Estate Owned (OREO), and foreclosed assets;

(g)

maintaining a system by which the Board, or a delegated committee of the Board, can identify at the time of extension of credit, the aggregate customer liability relationship of that customer with the Bank;

(h)	maintaining a system to calculate each concentration as a percentage of total capital;

(i)	producing the information, which is listed in the ROE, that is necessary to effectively supervise the credit portfolio.

(2)           The Board shall ensure that the Bank has processes, personnel, and control systems to ensure implementation of and adherence to the program developed pursuant to this Article.  As a part of the Board’s ongoing responsibility to ensure that the Bank has an effective MIS, the Board shall designate a senior officer to coordinate the execution of this program.

ARTICLE XI

CLOSING

(1)           Although the Board has agreed to submit certain programs and reports to the Assistant Deputy Comptroller for review or prior written determination of no supervisory objection, the Board has the ultimate responsibility for proper and sound management of the Bank.

(2)           It is expressly and clearly understood that if, at any time, the Comptroller deems it appropriate in fulfilling the responsibilities placed upon him/her by the several laws of the United States of America to undertake any action affecting the Bank, nothing in this Agreement shall in any way inhibit, estop, bar, or otherwise prevent the Comptroller from so doing.

(3)           Any time limitations imposed by this Agreement shall begin to run from the effective date of this Agreement.  Such time requirements may be extended in writing by the Assistant Deputy Comptroller for good cause upon written application by the Board.

(4)           The provisions of this Agreement shall be effective upon execution by the parties hereto and its provisions shall continue in full force and effect unless or until such provisions are amended in writing by mutual consent of the parties to the Agreement or excepted, waived, or terminated in writing by the Comptroller.

(5)           In each instance in this Agreement in which the Board is required to ensure adherence to, and undertake to perform certain obligations of the Bank, it is intended to mean that the Board shall:

(a)           authorize and adopt such actions on behalf of the Bank as may be necessary for the Bank to perform its obligations and undertakings under the terms of this Agreement;

(b)           require the timely reporting Bank management of such actions directed by the Board to be taken under the terms of this Agreement;

(c)           follow-up on any non-compliance with such actions in a timely and appropriate manner; and

(d)           require corrective action be taken in a timely manner of any non-compliance with such actions.

(6)           This Agreement is intended to be, and shall be construed to be, a supervisory “written agreement entered into with the agency” as contemplated by 12 U.S.C. § 1818(b)(1), and expressly does not form, and may not be construed to form, a contract binding on the Comptroller or the United States.  Notwithstanding the absence of mutuality of obligation, or of consideration, or of a contract, the Comptroller may enforce any of the commitments or obligations herein undertaken by the Bank under his supervisory powers, including 12 U.S.C.  § 1818(b)(1), and not as a matter of contract law.  The Bank expressly acknowledges that neither the Bank nor the Comptroller has any intention to enter into a contract.  The Bank also expressly acknowledges that no officer or employee of the Office of the Comptroller of the Currency has statutory or other authority to bind the United States, the U.S. Treasury Department, the Comptroller, or any other federal bank regulatory agency or entity, or any officer or employee of any of those entities to a contract affecting the Comptroller’s exercise of his supervisory responsibilities.  The terms of this Agreement, including this paragraph, are not subject to amendment or modification by any extraneous expression, prior agreements or prior arrangements between the parties, whether oral or written.

IN TESTIMONY WHEREOF, the undersigned, authorized by the Comptroller, has hereunto set his hand on behalf of the Comptroller.

/s/ Kent D. Stone	09-30-2008
Kent D. Stone	Date
Assistant Deputy Controller
Carolinas Filed Office

IN TESTIMONY WHEREOF, the undersigned, as the duly elected and acting Board of Directors of the Bank, have hereunto set their hands on behalf of the Bank.

/s/ Michael Bert Anderson	09-30-2008
Michael Bert Anderson	Date

Orvis Bartlett Buie	Date

/s/ Raymond E. Cleary, III	09-30-2008
Raymond E. Cleary, III	Date

/s/ E. Thomas Fulmer	09-30-2008
E. Thomas Fulmer	Date

/s/ Michael D. Harrington	09-30-2008
Michael D. Harrington	Date

Joe N. Jarrett, Jr.	Date

/s/ Richard E. Lester	09-30-2008
Richard E. Lester	Date

/s/ Leigh Ammons Meese	09-30-2008
Leigh Ammons Meese	Date

Rick H. Seagroves	Date

/s/ Don J. Smith	09-30-2008
Don J. Smith	Date

/s/ Samuel Robert Spann, Jr.	09-30-2008
Samuel Robert Spann, Jr.	Date

B. Larkin Spivey, Jr.	Date

/s/ Walter E. Standish, III	09-30-2008
Walter E. Standish, III	Date

/s/ James C. Yahnis	09-30-2008
James C. Yahnis	Date